UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF
1934

Date of Report (Date of earliest event reported): September 29, 2010

A123 Systems, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-34463	04-3583876
(State or other Jurisdiction of	(Commission File Number)	(IRS Employer
Incorporation or Organization)		Identification No.)

A123 Systems, Inc. Arsenal on the Charles 321 Arsenal Street Watertown, Massachusetts	02472
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 617-778-5700

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On September 29, 2010, A123 Systems, Inc. (“A123”) entered into a loan modification agreement (the “Loan Modification”), effective September 24, 2010, with Silicon Valley Bank and Gold Hill Venture Lending 03, L.P. related to the revolving line of credit held by A123 pursuant to the loan arrangement (the “Loan Arrangement”) dated August 2, 2006, as amended.  The Loan Modification extends the maturity date of the revolving line of credit from September 24, 2010 to December 23, 2010.  The Loan Modification also revises the available amount under the revolving line of credit to be equal to the lesser of $8,000,000 or the aggregate of 80% of certain eligible accounts, plus $4,000,000, less certain other amounts as detailed in the Loan Modification.

In accordance with the Loan Arrangement, the principal amount of all revolving advances and unpaid interest and all other obligations relating to the revolving line shall be immediately due and payable on the revolving line maturity date.  The revolving line of credit accrues interest at prime and A123 must comply with certain financial covenants, which include a minimum liquidity ratio calculation.  The Loan Arrangement is collateralized by substantially all assets of A123, excluding intellectual property, property and equipment as of December 31, 2005 and certain equipment located in China

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information provided in Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 2.03.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

A123 SYSTEMS, INC.

Date: October 5, 2010	By:	/ S / Eric J. Pyenson
Eric J. Pyenson
Vice President and General Counsel